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                                                                     Exhibit 2.8

                             PARTNERSHIP ASSIGNMENT


         THIS PARTNERSHIP ASSIGNMENT AGREEMENT (this "Agreement") is made as of May 1, 2003 between PREIT ASSOCIATES, L.P., a Delaware limited partnership (the "Assignor") and TREE FARM ROAD, L.P., a Pennsylvania limited partnership (the "Assignee").

                  WHEREAS, Assignor and Assignee, as successor by assignment from Mid-Island Properties, Inc., are parties to a Purchase and Sale Agreement dated May 1, 2003 ("Sale Agreement") which provides, among other things, for Assignor to sell to Assignee all of Assignor's right, title and interest in and to a 50% general partnership interest (the "Interest") in Cambridge Apartments, a Pennsylvania general partnership ("Partnership");

                  WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to accept the assignment of, all of Assignor's Interest in the Partnership.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

                  Assignor hereby assigns to Assignee all of Assignor's Interest for the Purchase Price set forth in the Sale Agreement. Assignee hereby accepts the assignment of the Interest, assumes all the duties, obligations and liabilities relating to the Interest arising from and after the date hereof, and agrees to be the general partner in the Partnership and to be bound by the terms and provisions of the Partnership Agreement Cambridge Apartments, as the same may have been amended and may be amended from time to time.

                  Assignor represents and warrants to the Assignee that it has good and marketable title to the Interest, free and clear of all security interests, liens, restrictions, agreements and encumbrances of every sort and nature and, upon delivery hereof, Assignee will acquire good and marketable title thereto, free and clear as aforesaid.

                  Assignor hereby indemnifies and holds harmless Assignee and the Partnership from and against any and all claims pertaining to the Interest arising prior to the date hereof. Assignee hereby indemnifies and holds harmless Assignor and the Partnership from and against any and all claims pertaining to the Interest arising from and after the date hereof.


                  This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.


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                  The parties hereto agree that a facsimile transmission of an executed counterpart of this Agreement shall have the same binding effect on the signatory as an executed and delivered original thereof. The parties hereto further agree, for confirmatory purposes only, to exchange copies of executed counterpart originals promptly after the aforesaid facsimile transmissions so that each party may have at least one (1) fully executed original hereof.



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         IN WITNESS WHEREOF, this Agreement is duly executed by the parties hereto as of the date first above written.

                                    ASSIGNOR:

                                    PREIT ASSOCIATES, L.P.

                                    By: Pennsylvania Real Estate Investment
                                        Trust, its general partner

                                    By: Jonathan B. Weller
                                        ---------------------------
                                        Jonathan B. Weller
                                        President



                                    ASSIGNEE:

                                    TREE FARM ROAD, L.P.

                                    BY: TREE FARM, LLC, its general partner

                                          BY: Joshua E. Hyman
                                              -------------------------
                                              Joshua E. Hyman
                                              Manager